Exhibit 99.1

First Trinity Financial Corporation

7633 East 63rd Place

Suite 230

Tulsa, Oklahoma 74133

February 26, 2024

MTCP LLC

Brickell L&A Holdings LLC

600 Brickell Avenue, Suite 1900

Miami, Florida 33133

Attention: Gayle Levy, Esq.

Copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attention: Jeffrey S. MacDonald, Esq.

Copy to:

Jones & Keller, P.C.

1675 Broadway, 26th Floor

Denver, Colorado 80202

Attention: Reid A. Godbolt, Esq.

Termination of Share Acquisition Agreement, as amended

Reference is made to that certain Share Acquisition Agreement by and among First Trinity Financial Corporation (“FTFC”), MTCP LLC (“MTCP”), Brickell L&A Holdings LLC (“Brickell”) and Will Klein and Gerald Kohout in their capacities as Shareholders’ Representatives (“Representatives”) dated April 24, 2023; and to that certain Fifth Amendment to Share Acquisition Agreement (“Fifth Amendment”) by and among FTFC, MTCP and Brickell dated February 9, 2024.

In accordance with Section 10.2 of the Share Acquisition Agreement and Section 1(b) of the Fifth Amendment, this shall constitute notice that FTFC hereby terminates the Share Acquisition Agreement (with the exception of those Sections specifically set forth in Section 8.2) effective February 20, 2024 under Section 8(a)(v)(y) of the Share Acquisition Agreement as amended by the Fifth Amendment. Pursuant to Section 1(c) of the Fifth Amendment, FTFC will be demanding reimbursement of its expenses forthwith.

First Trinity Financial Corporation

By:	/s/ Gregg E. Zahn
Name: Gregg E. Zahn
Title: Chief Executive Officer

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